Exhibit 99.2
MEDIA CONTACT:
Marci Maule
Coinstar, Inc.
425.943.8277
mmaule@coinstar.com
COINSTAR ANNOUNCES AGREEMENT TO EXPAND COINSTAR CENTERS AND REDBOX IN WAL-MART LOCATIONS
BELLEVUE, Wash. – Feb. 7, 2008 – Coinstar, Inc. (NASDAQ:CSTR), today announced its agreement with Wal-Mart to reset and optimize Wal-Mart store entrances, and add new product offerings to further enhance the customer experience at the front of the store. It is Wal-Mart’s intent to have over 3,000 Redbox DVD rental kiosks in the United States over the next 12-18 months. Additionally, Coinstar® Centers will be rolled out in the United States over the next 12-18 months. The expansion of Coinstar Centers in Wal-Mart represents a transition out of the test phase into a strategic roll-out. In addition, as part of this 4th Wall™ optimization plan, Coinstar will be removing or relocating certain entertainment products in Wal-Mart stores. Coinstar has evaluated these changes and they will result in a material impairment charge.
Redbox is currently installed in over 800 Wal-Mart stores, and Coinstar coin-counting machines (Coinstar Centers) are installed in over 400 Wal-Mart stores in the United States.
“We are very excited to expand our relationship with Wal-Mart,” said Dave Cole, Chief Executive Officer at Coinstar, Inc. “In teaming with Wal-Mart to develop concepts for resetting store entrances, we believe we create a win-win situation. Wal-Mart enhances convenience at the front of the store while providing consumers with a positive experience, and for Coinstar, we have the opportunity to further our relationship with Wal-Mart and extend our market leadership.”
Both Coinstar Centers and Redbox DVD rental kiosks are popular services that meet the needs of busy consumers. Coinstar Centers are the leading self-service coin counting machines on the market and provide consumers with an easy and convenient way to turn loose change into cash. Redbox DVD kiosks provide the latest movie releases at $1 per night, plus tax.
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About Coinstar, Inc.
Coinstar, Inc. (NASDAQ:CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, entertainment services, money transfer and self-service DVD rental. The company’s products and services can be found at more than 56,000 retail locations including supermarkets, drug stores, mass merchants, financial institutions, convenience stores and restaurants. For more information, visit www.coinstar.com.
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, changes in the number and mix of anticipated installations, relocations, and removals, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers, payment of increased service fees to retailers, the ability to attract new retailers, penetrate new markets and distribution channels, cross-sell our products and services and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in Item 1A of Part I of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.
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